UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  June 6, 2012

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 6, 2012, the Board of Directors of the Company appointed Mr. Thomas A. Petrie as a director of the Company.  Mr. Petrie will serve as a director of the Second Class.  He is Chairman of Strategic Energy Advisors, a Denver-based investment banking firm that offers financial advisory services to the oil and gas industry.  Previously, Mr. Petrie served as a Vice Chairman of Merrill Lynch following the merger of Petrie Parkman & Co., an energy investment banking firm which Mr. Petrie co-founded, with Merrill Lynch in December of 2006.  Thereafter, Mr. Petrie served as Vice Chairman of Bank of America.  There are no arrangements or understandings between Mr. Petrie and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Petrie that are required to be disclosed by Item 404(a) of Regulation S-K.  As a non-management member of the Board, Mr. Petrie will receive the same standard compensation paid to other non-management directors for service on the Board and its committees. Mr. Petrie has been appointed to serve on the Company’s Human Resources and Nominating and Corporate Governance Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: June 7, 2012